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                                                                   EXHIBIT 23-15












INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-100000 on Form S-3 of The Detroit Edison Company, of our report dated February 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to its changed method of accounting for derivative instruments and hedging activities in 2001), appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2002.




Detroit, Michigan
March 20, 2003